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Kate Lowrey

Director, Investor Relations

ESCO Technologies Inc.

(314) 213-7277

ESCO ANNOUNCES FISCAL 2013 RESULTS

FROM CONTINUING OPERATIONS

ST. LOUIS, November 11, 2013 – ESCO Technologies Inc. (NYSE: ESE) (ESCO or the “Company”) today reported its results from Continuing Operations for the fourth quarter and fiscal year ended September 30, 2013.

Throughout 2013, the Company provided its operating results and earnings guidance (EPS) on an adjusted basis, which excludes certain costs associated with the Test segment facility consolidation and the Doble – Lemke facility closure in Germany.

In this release, and consistent with earlier guidance, the Company is reporting its fourth quarter and fiscal year results from Continuing Operations — As Adjusted.

Management believes EPS As Adjusted is more representative of the Company’s 2013 ongoing performance and allows shareholders better visibility into the Company’s underlying operations.

On August 8, 2013, the Company announced that its board of directors, working together with its executive management team, authorized a sale process for the divestiture of Aclara Technologies LLC (Aclara). Beginning with the June 30, 2013 financial statements, the Company reported Aclara as “Discontinued Operations” and “Assets Held for Sale” in accordance with Generally Accepted Accounting Principles (GAAP). All references to Continuing Operations exclude Aclara.

As communicated in the August 8, 2013 release, the Company does not plan to disclose or comment on developments regarding the Aclara sale process until further disclosure is deemed appropriate or required, and there can be no assurances that the transaction will be successfully consummated. The results from Discontinued Operations will be announced with the filing of the Company’s Form 10-K on, or about, November 29, 2013.

Vic Richey, ESCO Chairman and Chief Executive Officer, commented, “Selling a business typically takes longer than originally anticipated and this process is no exception. We remain confident in our ability to complete this divestiture.”

EPS Summary

During the fourth quarter, EPS from Continuing Operations — As Adjusted was $0.59 per share and reflects the add-back of $0.07 per share of non-operating charges related to the Doble – Lemke facility closure which was completed September 30, 2013. This compares to EPS from Continuing Operations of $0.35 per share in the fourth quarter of 2012.

For 2013, EPS from Continuing Operations — As Adjusted was $1.47 per share and reflects the add-back of $0.30 per share of non-operating charges related to the Test restructure ($0.08) completed earlier in the year, and the Doble – Lemke facility closure ($0.22). This compares to EPS from Continuing Operations of $1.29 per share in 2012.

Management had provided EPS guidance from Continuing Operations – As Adjusted in the range of $1.35 to $1.45 per share for 2013.

Continuing Operations Highlights

•	Q4 2013 sales from Continuing Operations increased $21 million, or 17 percent to $145 million compared to $124 million in Q4 2012. During Q4, Filtration sales increased $9 million (17 percent), Test sales increased $10 million (22 percent), and Utility Solutions Group (USG, or Doble) sales increased $3 million (10 percent) compared to prior year Q4;

•	Q4 2013 gross margin from Continuing Operations increased to 40.0 percent compared to 37.7 percent in Q4 2012 as all three operating segments reported higher margins;

•	SG&A from Continuing Operations increased in Q4 2013 compared to prior year as a result of the addition of Canyon Engineering and higher professional fees incurred at Corporate;

•	Other income / expense increased as Q4 2013 includes the restructuring costs noted above ($2.0 million pretax charge, or $0.07 per share), while Q4 2012 was favorably impacted by the non-cash revaluation of an earn-out liability related to a previous acquisition;

•	The effective tax rate in Q4 2013 was 32 percent compared to 35 percent in Q4 2012, and the annual effective tax rates were 37 percent in 2013 compared to 33 percent in 2012;

•	Q4 2013 GAAP EPS from Continuing Operations was $0.52 per share, compared to $0.35 per share in Q4 2012. For 2013, GAAP EPS from Continuing Operations was $1.17 per share compared to $1.29 in 2012;

•	At September 30, 2013, the Company had $43 million of cash and $172 million of debt outstanding for a net debt position of $129 million;

•	Orders from Continuing Operations were $128 million in Q4 2013, and $517 million for the year, resulting in an annual book-to-bill ratio of 1.05x, and a resulting backlog of $272 million at September 30, 2013. Backlog from Continuing Operations increased $26 million, or 11 percent, from Continuing Operations backlog of $246 million at September 30, 2012;

•	Segment book-to-bill ratios for 2013 were: Filtration 1.08x, Test 1.07x, and USG (Doble) 0.98x.

Discontinued Operations

Considering the ongoing status of the Aclara sale process, Management cannot estimate with certainty the financial statement impact expected on disposition if completed, which would be recorded in Discontinued Operations, until more detailed information surrounding the specifics of the transaction is available. Management’s best estimate of a potential pretax write-down of Aclara’s intangible assets, primarily goodwill, is expected to be in the range of $40 million to $50 million, and would be recorded in Discontinued Operations for the year ended September 30, 2013.

The expected sale of Aclara is anticipated to generate significant after-tax cash proceeds which will allow the Company to accelerate the realization of shareholder value through the pay-down of existing debt, while providing additional liquidity for acquisitions around its core businesses. While executing the sale process, the Company remains focused on executing its current operating plan to maximize performance.

Chairman’s Commentary – FY 2013

Vic Richey, Chairman and Chief Executive Officer, commented, “I’m very pleased with the way 2013 wrapped up from a Continuing Operations basis. Our sales, EBIT, EPS, cash flow and orders all came in above our earlier expectations with all operating units contributing to this success.

“While ESCO would be smaller without Aclara in the mix, during the fourth quarter, the Company has shown it can be more profitable on a percentage basis and more predictable on an outlook basis. While it was a difficult decision to initiate the process to divest Aclara, we continue to feel strongly that it is the right course of action both for today and the future as our remaining businesses are expected to have a more predictable revenue and earnings profile.

“I’m very pleased to have successfully completed our Test business restructure on time and on budget, with the corresponding savings being reflected in our results. The Doble – Lemke closure also was completed on time and on budget and now the Doble team can again focus on its core business. We continue to see Test’s recently announced electro-magnetic pulse (EMP) interference market developing on plan and we remain excited about this new market’s growth prospects. Filtration continued its outstanding performance on both the top and bottom line.

“We feel that as we go forward into 2014, we will continue to see solid growth in our Filtration, Test and Doble businesses, as our market leadership positions across the three segments, along with the breadth of our new product offerings, will allow us to grow organically at a meaningful level. We intend to supplement this growth through disciplined acquisitions around our core. We plan to continue to invest in new products and solutions which will allow us to retain and expand our leadership positions in our remaining operations.

“I continue to maintain a favorable view of our future and our goal remains the same – to increase long-term shareholder value.”

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on January 17, 2014 to stockholders of record on January 3, 2014.

Business Outlook – Fiscal Year 2014

Consistent with the 2013 presentation, the outlook for 2014 will be presented on a Continuing Operations –As Adjusted basis, and will exclude approximately $2 million, or $0.05 per share, of anticipated charges to complete the exit and relocation of Crissair’s Palmdale, California (Filtration segment) operation into the Canyon Engineering facility in Valencia, California. This move is expected to be completed by September 30, 2014.

Management continues to see strong growth in 2014 across the business. Based on projected revenue growth of approximately 8 to 10 percent, and growth in EBIT of 10 to 13 percent, Management expects 2014 EPS from Continuing Operations – As Adjusted in the range of $1.50 to $1.60 per share, which excludes the above noted Filtration segment charges. The 2014 annual effective tax rate is expected to be approximately 35 percent.

The revenue growth for 2014 is presented here in summary fashion:

•	Filtration is expected to grow 8 to 10 percent with related EBIT margins consistent with 2013;

•	Test is expected to grow mid-to-high single digits with a significant increase in EBIT, both in dollars and as a percent of sales resulting in an approximate EBIT margin of 13 percent;

•	Doble is expected to grow mid-to-high single digits with an EBIT margin percentage in the low 20’s similar to 2013; and,

•	Aclara will continue to be presented as Discontinued Operations up through and including the date of the sale.

On a quarterly basis, Management expects 2014 revenues and EPS to be slightly more balanced than in years past, but still more second half weighted. First quarter 2014 EPS from Continuing Operations – As Adjusted is expected to be in the range of $0.24 to $0.29 per share.

Conference Call

The Company will host a conference call today, November 11, at 4 p.m. Central Time, to discuss the Company’s fourth quarter and fiscal year 2013 results from Continuing Operations. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-843-7419 and enter the pass code 35804099).

Forward-Looking Statements

Statements in this press release regarding the success, results, benefits, use of proceeds and timing of the Aclara divestiture process, repayment of the Company’s debt, the amount and timing of the Company’s expected 2013 and beyond revenues, the character and amount of any write-down of Aclara’s intangible assets, growth, margins, tax rates, and EPS from Continuing Operations – “As Adjusted”, EPS, EBIT, sales, orders, earnings, the costs, benefits and timing of the exit and relocation of Crissair’s operations, the Company’s ability to increase shareholder value, the success of acquisition efforts, the success of new products, the size, number and timing of growth opportunities in the future, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012; and the following: the price and terms of offers submitted by potential buyers of Aclara; the Company’s ability to negotiate acceptable terms and conditions of sale with respect to potential buyers of Aclara; the final determination of various factors calculated at the time of a disposition and utilized in arriving at the amount of any write-down of Aclara’s intangible assets; the ability of potential buyers of Aclara to obtain necessary financing; necessary third parties’, including the U.S. Government’s approval of the sale of Aclara to the selected buyer; the success of the Company’s competitors; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; delivery delays or defaults by customers; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials; termination for convenience of customer contracts; timing and content of future contract awards and customer orders; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; the Company’s successful execution of profit improvement initiatives and restructuring activities; and the Company’s ability to successfully integrate newly-acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are presented in this press release. The Company defines EBIT as earnings before interest and taxes from continuing operations, EBIT margin as a percent of net sales, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” as GAAP EPS less the Test segment and Doble-Lemke restructuring charges (representing $0.07 per share during the fourth quarter of 2013, and $0.30 per share during the year ended September 30, 2013). EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The Company believes that the presentation of EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation. In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.

- tables attached –

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income from Continuing Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012

Net Sales	$144,600		123,551
Cost and Expenses:
Cost of sales	86,658		77,003
Selling, general and administrative expenses	33,011		30,065
Amortization of intangible assets	1,637		1,464
Interest expense	695		480
Other (income) expenses, net	2,193		(89)
Total costs and expenses	124,194		108,923

Earnings before income taxes	20,406		14,628
Income taxes	6,524		5,157

Net earnings from continuing operations	13,882		9,471

Earnings (loss) per share:
Diluted - GAAP
Continuing operations	0.52		0.35

Diluted - Adjusted Basis
Continuing operations	$0.59	(1)	0.35

Average common shares O/S:
Diluted	26,777		27,028

(1)	Adjusted basis includes $2.0 million (or $0.07 per share) of add back adjustments for restructuring charges incurred at Doble Lemke & ETS during the fourth quarter ended September 30, 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income from Continuing Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Year Ended September 30, 2013		Year Ended September 30, 2012

Net Sales	$490,079		478,699
Cost and Expenses:
Cost of sales	295,863		294,655
Selling, general and administrative expenses	129,809		128,152
Amortization of intangible assets	6,179		5,674
Interest expense	2,693		2,469
Other (income) expenses, net	5,940		(4,433)
Total costs and expenses	440,484		426,517

Earnings before income taxes	49,595		52,182
Income taxes	18,335		17,408

Net earnings from continuing operations	31,260		34,774

Earnings (loss) per share:
Diluted - GAAP
Continuing operations	1.17		1.29

Diluted - Adjusted Basis
Continuing operations	$1.47	(1)	1.29	(2)

Average common shares O/S:
Diluted	26,802		27,030

(1)	Adjusted basis includes $0.30 per share of add back adjustments for restructuring charges incurred at ETS & Doble Lemke during the year ended September 30, 2013.

(2)	Amount includes $4.5 million of pretax income (or $0.11 per share) related to the revaluation of the Xtensible earnout obligation. Excluding this income, EPS from Continuing Operations "Adjusted" would have been $1.18 in 2012.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, GAAP		Adjustments			Three Months Ended September 30, As Adjusted
	2013	2012	2013		2012	2013	2012
Net Sales
Utility Solutions Group	$30,241	27,554				30,241	27,554
Test	54,011	44,293				54,011	44,293
Filtration	60,348	51,705				60,348	51,705
Totals	$144,600	123,552	0		0	144,600	123,552

EBIT
Utility Solutions Group	$6,847	5,977	1,930	(1)		8,777	5,977
Test	9,389	4,850	54	(2)		9,443	4,850
Filtration	11,971	9,060				11,971	9,060
Corporate	(7,106)	(4,778)				(7,106)	(4,778)
Consolidated EBIT	21,101	15,109	1,984		0	23,085	15,109
Less: Interest expense	(695)	(480)				(695)	(480)
Earnings before income taxes from Cont Ops	$20,406	14,629	1,984		0	22,390	14,629

Note: The above table is presented on a continuing operations basis.

Note: Depreciation and amortization expense was $3.9 million and $3.7 million for the quarters ended September 30, 2013 and 2012, respectively.

(1)	Includes $1.9 million (or $0.07) of restructuring charges for Doble Lemke during the fourth quarter 2013.
(2)	Includes $0.1 million (or $0.00) of restructuring charges for ETS during the fourth quarter 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	Year Ended September 30, GAAP		Adjustments			Year Ended September 30, As Adjusted
	2013	2012	2013		2012	2013	2012
Net Sales
Utility Solutions Group	$109,301	107,970				109,301	107,970
Test	166,689	175,946				166,689	175,946
Filtration	214,089	194,783				214,089	194,783
Totals	$490,079	478,699	0		0	490,079	478,699

EBIT
Utility Solutions Group	$21,583	25,872 (4)	2,625	(1)		24,208	25,872 (4)
Test	16,311	13,967	3,424	(2)		19,735	13,967
Filtration	42,355	37,992				42,355	37,992
Corporate	(27,961)	(23,180)	1,500	(3)		(26,461)	(23,180)
Consolidated EBIT	52,288	54,651	7,549		0	59,837	54,651
Less: Interest expense	(2,693)	(2,469)				(2,693)	(2,469)
Earnings before income taxes from Cont Ops	$49,595	52,182	7,549		0	57,144	52,182

Note: The above table is presented on a continuing operations basis.

Note: Depreciation and amortization expense was $14.8 million and $14.5 million for the years ended September 30, 2013 and 2012, respectively.

(1) Includes $2.6 million (or $0.10) of restructuring charges for Doble Lemke during FY 2013.

(2) Includes $3.4 million (or $0.08) of restructuring charges for ETS during FY 2013.

(3) Includes $1.5 million (or $0.05) of restructuring charges for Doble Lemke during FY 2013.

(4) Includes $4.5 million of income ($0.11 per share) related to the revaluation of the Xtensible earnout obligation.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q4 FY 2013	Utility Solutions	Test	Filtration	Total
Beginning Backlog - 7/1/13	$26,491	104,863	157,185	288,539
Entered Orders	27,797	39,575	60,838	128,210
Sales	(30,241)	(54,011)	(60,348)	(144,600)
Ending Backlog - 9/30/13	$24,047	90,427	157,675	272,149

Backlog And Entered Orders - FY 2013	Utility Solutions	Test	Filtration	Total
Beginning Backlog - 10/1/12	$26,461	79,418	139,689	245,568
Entered Orders	106,887	177,698	232,075	516,660
Sales	(109,301)	(166,689)	(214,089)	(490,079)
Ending Backlog - 9/30/13	$24,047	90,427	157,675	272,149

Note: The above table is presented on a continuing operations basis and excludes Aclara. Aclara's entered orders were $51.5 million and $288.5 million for the quarter and year ended September 30, 2013, respectively.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – FY 2013
EPS from Continuing Ops – GAAP Basis – FY 2013	$1.17
Adjustments (defined below)	0.30
EPS from Continuing Ops – Adjusted Basis – FY 2013	$1.47

Adjustments exclude $0.30 per share consisting of restructuring costs associated with the Test segment facility consolidation and the costs related to the Doble Lemke facility closure.

EPS – Adjusted Basis Reconciliation – Q4 FY 2013
EPS from Continuing Ops – GAAP Basis – Q4 2013	$0.52
Adjustments (defined below)	0.07
EPS from Continuing Ops – Adjusted Basis – Q4 2013	$0.59

Adjustments exclude $0.07 per share consisting of restructuring costs associated with the Doble Lemke facility closure and the Test segment facility consolidation.

EPS – Adjusted Basis Reconciliation – FY 2014
EPS from Continuing Ops – GAAP Basis – FY 2014	$1.45	1.55
Adjustments (defined below)	0.05	0.05
EPS from Continuing Ops – Adjusted Basis – FY 2014	$1.50	1.60

Adjustments exclude $0.05 per share consisting of restructuring costs associated with the Filtration segment facility consolidation.